EXHIBIT 23  ACCOUNTANTS CONSENT


The Stockholders and Board of Directors
North Fork Bancorporation, Inc.:



We consent to the incorporation by reference in the Registration Statements (Nos. 2-80676, 2-80677, 2-99984, 33-14903, 33-34372, 33-52504, 33-53467 and
33-56743) on Form S-8 and (Nos. 2-80166, 33-42294 and 33-53058) on Form S-3 of
North Fork Bancorporation, Inc. of our report dated January 20, 1995. Relating to the consolidated balance sheets of North Fork Bancorporation, Inc. and subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, which report is incorporated by reference in the December 31, 1994 Annual Report on Form 10-K of North Fork Bancorporation, Inc.

Our report refers to a change in the methods of accounting as discussed in the notes to those statements.



                               KPMG PEAT MARWICK LLP


Jericho, New York
March 28, 1995